EXHIBIT (8)(e)(1)

ADDENDUM NO. 2 TO PARTICIPATION AGREEMENT (DAVIS)

ADDENDUM No. 2

TO

PARTICIPATION AGREEMENT

ADDENDUM No. 2 dated as of May 1, 2001, to the PARTICIPATION AGREEMENT (the “PARTICIPATION AGREEMENT”) among DAVIS VARIABLE ACCOUNT FUND, INC., DAVIS DISTRIBUTORS, LLC. and ML LIFE INSURANCE COMPANY OF NEW YORK dated April 3, 2000.

In consideration of the mutual benefits which the parties anticipate, they hereby agree to amend the PARTICIPATION AGREEMENT as follows:

In addition to the Contracts already listed on Schedule B, the following Contracts are added:

Merrill Lynch Retirement PlusSM, a flexible premium variable annuity

All other terms of the PARTICIPATION AGREEMENT remain unchanged.

IN WITHESS WHEREOF, the parties have duly executed and sealed this ADDENDUM No. 2, all as of the date first written above.

ML LIFE INSURANCE COMPANY OF NEW YORK
(“Insurance Company”)
By its authorized officer,

By:	Illegible
Title: President and General Counsel
Date: 5/29/01

DAVIS VARIABLE ACCOUNT FUND
(“Company”)
By its authorized officer,

By:	Illegible
Title: Vice President
Date: 5/23/01

DAVIS DISTRIBUTORS, LLC
(“Davis Distributors”)
By its authorized officer,

By:	Illegible
Title: Vice President
Date: 5/23/01